Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 11, 2022, with respect to the consolidated and combined financial statements of the Emerson Industrial Software Business (a business of Emerson Electric Co.), incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas
May 23, 2022